
James G. Petcoff
Majority Shareholder
MI 31% of issued shares
North Pointe Holdings Corporation
Fed ID# 38-3615047
MI 100%
North Pointe Financial Services, Inc.
Fed ID# 38-3418631
MI 100%
Midfield Insurance Company
Fed ID# 05-0614676
DC 100%
NP Capital Trust I
DE 100%
Fed ID# 30-6114447
North Pointe Insurance Company
Fed ID# 38-2706529
MI NAIC# 27740 100%
South Pointe Financial Services, Inc.
Fed ID# 61-1451765
MI 100%
NP Premium Finance Company
Fed ID# 38-2742963
MI 100%
North Pointe Casualty Insurance Company
Fed ID# 59-1993236
FL NAIC# 39462 100%
Home Pointe Insurance Company
Fed ID# 56-2512990
FL NAIC# 11072 100%